Exhibit 99.1

Drone Aviation Announces Profitable 2019 Second Quarter Results

Company Achieves Profitability Driven by Growth in Product Sales and Services Revenue from Recent Contracts in Support of United States Border Patrol; U.S. Customs and Border Protection

JACKSONVILLE, FL – August 14, 2019 – Drone Aviation Holding Corp. (OTCQB: DRNE) (“Drone Aviation” or the “Company”), a developer of specialized, tethered aerial monitoring and communications platforms serving national defense and homeland security customers, today announced its first-ever profitable financial results for the second quarter ended June 30, 2019. The Company achieved profitability from sales and deliveries of its WASP tactical aerostat system and integrated services in support of the United States Border Patrol (USBP); U.S. Customs and Border Protection (CBP).

“As we continue to execute on our strategic plan, we believe we are gaining momentum, as evidenced by our second quarter 2019 profit driven by an initial set of WASP deliveries to the Southwest border and the initiation of new, monthly recurring services revenues in support of the United States Border Patrol,” said Jay Nussbaum, Chairman and CEO of Drone Aviation. “We believe our vision for WASP, fueled by our strategic investments, is now beginning to demonstrate the value we can provide to our government customers on the border and the battlefield.”

Fiscal 2019 Second Quarter Highlights

•	During the quarter, the Company delivered the initial set of WASP units to its prime contractor partner under a $3.8 million award announced in January 2019 for use by the USBP in an initial sector on the southern border of the United States.
•	Revenue in the second quarter of 2019 grew to a record of approximately $1,400,000 versus $42,000 reported for the second quarter ended June 2018. Quarterly revenue consisted of WASP aerostat systems delivered to the Company’s prime contractor, as well as initial integrated services revenue related to field services support of the USBP.
•	Gross margin for the quarter ended June 30, 2019 was 70%.
•	Income from operations for the quarter ended June 30, 2019 was approximately $87,000.

Dan Erdberg, President of Drone Aviation added, “Our team’s top priority remains working closely with our prime contractors and Government customers to deliver vital capabilities crucial to their mission. We are focused on ensuring a successful initial deployment with the USBP on the Southern border and to executing on further deployments where our WASP units can be instrumental in providing increased situational awareness for CBP agents. The achievements of our first profitable quarter and our ability to make a positive contribution to improving security at the border, a primary driver for our business, are sources of tremendous pride for our company.”

About Drone Aviation Holding Corp.

Drone Aviation Holding Corp. (OTCQB: DRNE) develops and manufactures cost-effective, compact and rapidly deployable aerial platforms including lighter-than-air aerostats and drones designed to provide government and commercial customers with enhanced surveillance and communication capabilities. Utilizing a patented tether system, Drone Aviation’s products are designed to provide prolonged operational duration capabilities combined with improved reliability, uniquely fulfilling critical requirements in military, law enforcement, commercial, and industrial applications. For more information about Drone Aviation, please visit www.DroneAviationCorp.com or view documents that we file or furnish with the Securities and Exchange Commission at http://www.sec.gov, including the Risk Factors included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as well as information in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future performance and economic conditions, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “believe,” “expects,” “may,” “looks to,” “will,” “should,” “plan,” “intend,” “on condition,” “target,” “see,” “potential,” “estimates,” “preliminary,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances, or effects. Moreover, forward-looking statements in this release include, but are not limited to, those relating to: the ability to support future military needs for advanced voice and data communications applications, the continuation of growing demand for drones for military and state and local law enforcement authorities. The Company’s financial results and the forward-looking statements could be affected by many factors, including, but not limited to, demand for the Company’s products and services, economic conditions in the U.S. and worldwide, changes in appropriations by Congress and reduced funding for defense procurement and research and development programs, and our ability to recruit and retain management, technical, and sales personnel. Further information relating to factors that may impact the Company’s results and forward-looking statements are disclosed in the Company’s filings with the SEC. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

Investor Relations for Drone Aviation Corp.:

Steve Gersten

813-334-9745

investors@droneaviationcorp.com

and

Bret Shapiro, Managing Director

CORE IR

516-222-2560

brets@coreir.com

Media Relations for Drone Aviation Corp.:

Michael Glickman

MWGCO, Inc.

917-397-2272

mike@mwgco.net